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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)   December 18, 1995



                             INTERCARGO CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)



                0-16748                              36-3414667
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      (Commission File Number)          (IRS Employer Identification No.)

       1450 East American Lane, 20th Floor, Schaumburg, Illinois    60173
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              (Address of principal executive offices)            (Zip Code)


     Registrant's telephone number, including area code   (708) 517-2990

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Item 5.  Other Events.

         On December 18, 1995, Kingsway Financial Services, Inc. ("Kingsway"), a subsidiary of Intercargo Corporation (the "Company"), completed its initial public offering in Canada of its common shares (the "Offering"). The Offering included 1.8 million new shares issued by Kingsway and 600,000 shares sold by the Company at CDN$10 per share. If the underwriters' over allotment option is exercised in full, Kingsway will issue an additional 180,000 shares and the Company will sell an additional 60,000 shares, at which time the Company will own 46% of the outstanding shares of Kingsway. The Kingsway shares will not be registered under the U.S. Securities Act of 1933, as amended, and may not be offered or sold in the U.S. or to or for the account of U.S. persons.

         In addition, Kingsway used Offering proceeds to reimburse the Company for funds previously loaned to Kingsway to enable it to meet its statutory capital needs. These funds together with the proceeds from the sale of the Company's 600,000 shares total approximately US$5.7 million and will be used by the Company to support the growth of its marine cargo and other transportation related insurance products, particularly at its newly acquired Hong Kong subsidiary.

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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    INTERCARGO CORPORATION
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                                     (Registrant)




Date:  January 2, 1996            By: /s/ James R. Zuhlke
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                                          James R. Zuhlke
                                          President and Chief Executive Officer